Exhibit 32

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Hershey Foods Corporation (the “Company”) hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended October 3, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 10, 2004	/s/ Richard H. Lenny
Richard H. Lenny
Chief Executive Officer

Dated:	November 10, 2004	/s/ Frank Cerminara
Frank Cerminara
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.